EX-99.23(d)(20)

                                    AMENDMENT
                                       TO
                  INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT
                                     BETWEEN
                            JNLNY VARIABLE FUND I LLC
                                       AND
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC

     This AMENDMENT is by and between JNLNY Variable Fund I LLC, a Delaware limited liability company (the "Fund") and Jackson National Asset Management, LLC, a Michigan limited liability company (the "Adviser").

     WHEREAS, the Fund and the Adviser entered into an Investment Advisory and Management Agreement dated January 31, 2001 (the "Agreement"), whereby the Fund retained the Adviser to perform investment advisory and management services for the Funds enumerated in the Agreement; and

     WHEREAS, the JNL/Mellon Capital Management DowSM 10 Fund, JNL/Mellon Capital Management S&P(R) 10 Fund, and JNL/Mellon Capital Management Global 15 Fund have been merged into the JNL/Mellon Capital Management JNL 5 Fund of the JNL Variable Fund LLC.

     NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Fund and the Adviser agree as follows:

     1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 30, 2007, attached hereto.

     2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated April 30, 2007, attached hereto.

     3. The Fund and the Adviser agree to abide and be bound by all of the terms and conditions set forth in the Agreement.

     IN WITNESS WHEREOF,  the Fund and the Adviser have caused this Agreement to be executed by their duly authorized officers as of the 30th day of April, 2007.
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JNLNY VARIABLE FUND I LLC                                      JACKSON NATIONAL ASSET MANAGEMENT, LLC


By: __________________________________                         By: _________________________________
Name:    Susan S. Rhee                                         Name:    Mark D. Nerud
Title:   Vice President, Counsel, and Secretary                Title:   President

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


                                   SCHEDULE A
                              DATED APRIL 30, 2007
                                 (List of Funds)

  ----------------------------------------------------------------------------

                 JNL/Mellon Capital Management Nasdaq(R) 15 Fund

  ----------------------------------------------------------------------------
  ----------------------------------------------------------------------------

               JNL/Mellon Capital Management Value Line(R) 25 Fund

  ----------------------------------------------------------------------------
  ----------------------------------------------------------------------------

                JNL/Mellon Capital Management DowSM Dividend Fund

  ----------------------------------------------------------------------------
  ----------------------------------------------------------------------------

                  JNL/Mellon Capital Management S&P(R) 24 Fund

  ----------------------------------------------------------------------------

                                   SCHEDULE B
                              DATED APRIL 30, 2007
                                 (Compensation)
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------------------------------------------------------ ---------------------------------- ----------------------------
                        FUND                                        ASSETS                       ADVISORY FEE
                                                                                             (ANNUAL RATE BASED ON
                                                                                          AVERAGE NET ASSETS OF EACH
                                                                                                     FUND)
------------------------------------------------------ ---------------------------------- ----------------------------
------------------------------------------------------ ---------------------------------- ----------------------------
JNL/Mellon Capital Management Nasdaq(R) 15 Fund           $0 to $50 million                           .37%
                                                          $50 to $100 million                         .31%
                                                          $100 million to $750 million                .28%
                                                          Over $750 million                           .27%

------------------------------------------------------ ---------------------------------- ----------------------------
------------------------------------------------------ ---------------------------------- ----------------------------
JNL/Mellon Capital Management Value Line(R) 25 Fund       $0 to $50 million                           .37%
                                                          $50 to $100 million                         .31%
                                                          $100 million to $750 million                .28%
                                                          Over $750 million                           .27%

------------------------------------------------------ ---------------------------------- ----------------------------
------------------------------------------------------ ---------------------------------- ----------------------------
JNL/Mellon Capital Management DowSM Dividend Fund         $0 to $50 million                           .37%
                                                          $50 to $100 million                         .31%
                                                          $100 million to $750 million                .28%
                                                          Over $750 million                           .27%

------------------------------------------------------ ---------------------------------- ----------------------------
------------------------------------------------------ ---------------------------------- ----------------------------
JNL/Mellon Capital Management S&P(R) 24 Fund              $0 to $50 million                           .37%
                                                          $50 to $100 million                         .31%
                                                          $100 million to $750 million                .28%
                                                          Over $750 million                           .27%

------------------------------------------------------ ---------------------------------- ----------------------------

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